CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



U.S. Home & Garden Inc.
San Francisco, California

We hereby consent to the incorporation by reference in the Prospectus consitituting a part of this Registration Statement of our report dated August 29, 1996, relating to the consolidated financial statements of U.S. Home & Garden Inc. which are not contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                           /s/ BDO SEIDMAN, LLP

                                                               BDO Seidman, LLP

San Francisco, California
February 6, 1997